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                                                                       EXHIBIT 2


                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER, dated January 30, 2004 (the "Agreement"), is between Russell Corporation, an Alabama corporation ("Russell Alabama"), and Russell Corporation, a Delaware corporation ("Russell Delaware") and a wholly owned subsidiary of Russell Alabama. Russell Alabama and Russell Delaware are sometimes hereinafter collectively referred to as the "Constituent Corporations."

                                    RECITALS

         WHEREAS, Russell Alabama is a corporation organized and existing under the laws of the State of Alabama, and, as of the date hereof, has 32,525,306 shares of common stock, par value $0.01 per share, issued and outstanding ("Russell Alabama Common Stock").

         WHEREAS, Russell Delaware is a corporation organized and existing under the laws of the State of Delaware, and, as of the date hereof, has 1,000 shares of common stock, par value $0.01 per share, issued and outstanding ("Russell Delaware Common Stock"), all of which are held by Russell Alabama.

         WHEREAS, the respective Boards of Directors of Russell Alabama and Russell Delaware have adopted and approved, as the case may be, this Agreement, which is the plan of merger for purposes of the Alabama Business Corporation Act and the agreement of merger for purposes of the Delaware General Corporation Law, and the transactions contemplated by this Agreement, including the Merger (as hereinafter defined).

         WHEREAS, the Board of Directors of Russell Alabama has determined that for the purpose of effecting the reincorporation of Russell Alabama in the State of Delaware, this Agreement and the transactions contemplated by this Agreement, including the Merger, are advisable and in the best interests of Russell Alabama and its shareholders, and the Board of Directors of Russell Delaware has determined that this Agreement and the transactions contemplated by this Agreement, including the Merger are advisable and in the best interests of Russell Delaware and its sole stockholder.

         WHEREAS, the respective Boards of Directors of Russell Alabama and Russell Delaware have determined to recommend this Agreement and the Merger to their respective shareholders and stockholder, as the case may be.

         NOW THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Russell Alabama and Russell Delaware hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                    ARTICLE I
                                   THE MERGER

         1.1 Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the Alabama Business Corporation Act, Russell Alabama shall be merged with and into Russell Delaware (the "Merger"), whereupon the separate existence of Russell Alabama shall cease and Russell Delaware shall be, and is hereinafter sometimes referred to as, the "Surviving Corporation."

         1.2 Filing and Effectiveness. The Merger shall become effective, upon the filing of (i) the certificate of merger with the Secretary of State of the State of Delaware and (ii) the articles of merger with the Secretary of State of the State of Alabama, unless another date and time is set forth in the certificate of merger and the articles of merger. The date and time when the Merger shall become effective is referred to herein as the "Effective Date of the Merger."



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         1.3 Effect of the Merger. On the Effective Date of the Merger, the
separate existence of Russell Alabama shall cease, and the Merger shall have the effects set forth in the applicable provisions of the Delaware General Corporation Law and the Alabama Business Corporation Act.

                                   ARTICLE II
                    CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

         2.1 Certificate of Incorporation. The Restated Certificate of Incorporation of Russell Delaware in effect immediately prior to the Effective Date of the Merger shall be, as of the Effective Date of the Merger, the certificate of incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

         2.2 By-laws. The Amended and Restated By-laws of Russell Delaware in effect immediately prior to the Effective Date of the Merger shall be, as of the Effective Date of the Merger, the by-laws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

         2.3 Directors and Officers. The directors and officers of the Surviving Corporation as of the Effective Date of the Merger shall be the same as the directors and officers of Russell Alabama immediately prior to the Effective Date of the Merger.

                                   ARTICLE III
                         MANNER OF CONVERSION OF SHARES

         3.1 Russell Alabama Common Stock. Upon the Effective Date of the Merger, each share of Russell Alabama Common Stock (excluding shares held by shareholders who perfect their provided in Section 3.2 of this Agreement) that is issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into the right to receive one fully paid and nonassessable share of Russell Delaware Common Stock (the "Merger Consideration"). As of the Effective Date of the Merger, all shares of Russell Alabama Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist and each certificate that previously represented such shares of Russell Alabama Common Stock shall thereafter represent the Merger Consideration for all such shares.

         3.2 Dissenting Shareholders. Any holder of shares of Russell Alabama Common Stock who perfects his or her dissenters' rights of appraisal in accordance with and Corporation Act shall be entitled to receive the value of such shares in cash as determined pursuant to Article 13 of the Alabama Business Corporation Act; provided, however, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the Alabama Business Corporation Act, and surrendered to the Surviving Corporation the certificate or certificates representing the shares for which payment is being made. In the event that after the Effective Date of the Merger a dissenting shareholder of Russell Alabama fails to perfect, or effectively withdraws or loses, his or her right to appraisal and of payment for his or her shares, such dissenting shareholder shall be entitled to receive the Merger Consideration in accordance with Section
3.1 upon surrender of the certificate or certificates representing the shares of Russell Alabama Common Stock held by such shareholder.

         3.3 Shareholders Rights Plan. Shares of Russell Delaware Common Stock that shall be issuable to shareholders of Russell Alabama pursuant to Section
3.1 shall include the associated rights (the "Rights") issued pursuant to the Rights Agreement between Russell Alabama, Russell Delaware and SunTrust Bank, dated as of September 15, 1999, as amended immediately prior to the Effective Date of the Merger.


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         3.4 Russell Alabama Options, Stock Purchase Rights and Other
Equity-Based Awards.

                  (a) Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue any and all stock option, stock incentive and other equity-based award plans heretofore adopted by Russell Alabama (individually, an "Equity Plan" and, collectively, the "Equity Plans"), and shall reserve for issuance under each Equity Plan a number of shares of Russell Delaware Common Stock equal to the number of shares of Russell Alabama Common Stock so reserved immediately prior to the Effective Date of the Merger. Each unexercised option or other right to purchase Russell Alabama Common Stock granted under and by virtue of any such Equity Plan which is outstanding immediately prior to the Effective Date of the Merger shall, upon the Effective Date of the Merger, become an option or right to purchase Russell Delaware Common Stock on the basis of one share of Russell Delaware Common Stock for each share of Russell Alabama Common Stock issuable pursuant to any such option or stock purchase right, and otherwise on the same terms and conditions and at an exercise or conversion price per share equal to the exercise or conversion price per share applicable to any such Russell Alabama option or stock purchase right. Upon the Effective Date of the Merger, each warrant to purchase Russell Alabama Common Stock which is outstanding immediately prior to the Effective Date of the Merger shall, upon the Effective Date of the Merger, become a warrant to purchase Russell Delaware Common Stock on the basis of one share of Russell Delaware Common Stock for each share of Russell Alabama Common Stock issuable immediately prior to the Effective Date of the Merger pursuant to any such warrant, and otherwise on the same terms and conditions and at an exercise price per share equal to the exercise price per share applicable to any such Russell Alabama warrant immediately prior to the Effective Date of the Merger. Each other equity-based award relating to Russell Alabama Common Stock granted or awarded under any of the Equity Plans which is outstanding immediately prior to the Effective Date of the Merger shall, upon the Effective Date of the Merger, become an award relating to Russell Delaware Common Stock on the basis of one share of Russell Delaware Common Stock for each share of Russell Alabama Common Stock to which such award relates and otherwise on the same terms and conditions applicable to such award immediately prior to the Effective Date of the Merger.

                  (b) On or as soon as practicable following the Effective Date of the Merger, Russell Delaware shall file with the Securities and Exchange Commission one or more registration statements on an appropriate form or one or more post-effective amendments to previously filed registration statements under the Securities Act of 1933, as amended, with respect to the shares of Russell Delaware Common Stock which, upon the Effective Date of the Merger, will become subject to outstanding stock options and other equity-based awards under the Equity Plans, and shall use its best efforts to comply with any applicable state securities or "blue sky" laws, for as long as such options or other equity-based awards remain outstanding.

         3.5 Russell Delaware Common Stock. Upon the Effective Date of the Merger, each share of Russell Delaware Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be cancelled without compensation therefor and returned to the status of authorized but unissued shares.

         3.6 Exchange of Certificates.

                  (a) After the Effective Date of the Merger, each holder of an outstanding certificate representing Russell Alabama Common Stock (excluding holders of certificates who perfect their appraisal as provided in Section 3.2 of this Agreement) may, at such cancellation to such entity as the Surviving Corporation so designates as exchange agent (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the Merger Consideration. Until so surrendered, each outstanding certificate theretofore representing Russell Alabama Common Stock shall be deemed for all purposes to represent the Merger Consideration and the associated Rights.

                  (b) The registered owners of Russell Alabama Common Stock on the books and records of Russell Alabama immediately prior to the Effective Date of the Merger (excluding registered owners who perfect


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         their dissenters' rights of appraisal as provided in owners of Russell
         Delaware Common Stock on the books and records of Russell Delaware immediately after the Effective Time of the Merger, and the holders of shares of Russell Alabama Common Stock, until such certificates shall have been surrendered for transfer or conversion or otherwise accounted for by the Surviving Corporation, shall be entitled to exercise any voting and other rights with respect to, and receive dividends and other distributions upon, the shares of Russell Delaware Common Stock that the holders of Russell Alabama Common Stock would be entitled to receive pursuant to the Merger.

                  (c) Each certificate representing Russell Delaware Common Stock so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transfer that appeared on the certificates representing Russell Alabama Common Stock so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

                  (d) If any certificate representing shares of Russell Delaware Common Stock is to be issued in a name other than the name in which the certificate surrendered in exchange therefor is registered, the following conditions must be satisfied before the issuance thereof: (i) the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer; (ii) such transfer shall otherwise be proper; and (iii) the person requesting such transfer shall pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than the name of the registered holder of the certificate surrendered or shall establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

                               ARTICLE IV GENERAL
                                   PROVISIONS

         4.1 Covenants of Russell Alabama. Russell Alabama covenants and agrees that it will on or before the Effective Date of the Merger take all such other actions as may be required by the Delaware General Corporation Law and the Alabama Business Corporation Act to effect the Merger.

         4.2 Covenants of Russell Delaware. Russell Delaware covenants and agrees that it will on or before the Effective Date of the Merger:

                  (a) take such action as may be required to qualify to do business as a foreign corporation in the states in which Russell Alabama is qualified to do business immediately before the Effective Date of the Merger and in connection therewith irrevocably appoint an agent for service of process as required under the applicable provisions of the relevant state laws;

                  (b) take all such other actions as may be required by the Delaware General Corporation Law and the Alabama Business Corporation Act to effect the Merger.

         4.3 Conditions to the Obligations of the Constituent Corporations to Effect the Merger. The respective obligation of each Constituent Corporation to effect the Merger shall be subject to the satisfaction at or prior to the Effective Date of the Merger of the following conditions:

                  (a) The Agreement shall have been approved by two thirds of the outstanding shares of Russell Alabama Common Stock entitled to vote on the Agreement, and the Agreement shall have been adopted by the affirmative vote of a majority of the outstanding shares of Russell Delaware Common Stock entitled to vote on the Agreement.

                  (b) No statute, rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any court or governmental authority of competent jurisdiction which prohibits, restrains, enjoins or restricts the consummation of the Merger; provided, however that the Constituent Corporations shall use their reasonable best efforts to cause any such decree, ruling, injunction or other order to be vacated or lifted.


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                  (c) The shares of Russell Delaware Common Stock issuable
         pursuant to this Agreement shall have been approved for listing on the New York Stock Exchange and the Pacific Exchange, subject to official notice of issuance.

         4.4 Further Assurances. From time to time, as and when required by Russell Delaware, Russell Alabama shall execute and deliver or shall cause to be executed and delivered such deeds and other instruments, and Russell Alabama shall take or cause to be taken any actions as shall be appropriate or necessary, (a) to vest or perfect in Russell Delaware or confirm that Russell Delaware shall have record ownership of or otherwise own the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Russell Alabama on the Effective Date of the Merger or shortly thereafter and (b) to carry out the purposes of or to effectuate this Agreement by the Effective Date of the Merger or shortly thereafter, unless a specific deadline is established by this Agreement.

         4.5 Abandonment. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of any Constituent Corporation, notwithstanding the approval or adoption, as the case may be, of this Agreement by the shareholders or stockholder, as the case may be, of any or both of the Constituent Corporations.

         4.6 Registered Office. The registered office of the Surviving Corporation in the State of Delaware is located at 2711 Centerville Road, Suite 400, and Corporation Services Company is the registered agent of the Surviving Corporation at such address.

         4.7 Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation in Atlanta, Georgia, and copies thereof will be furnished to any shareholder or stockholder, as the case may be, of either Constituent Corporation, upon request and without cost.

         4.8 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware (without giving effect to principles of conflicts of laws) and, so far as applicable, the merger provisions of the Alabama Business Corporation Act.

         4.9 Counterparts. In order to facilitate the filing and recording of this Agreement, this Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]


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         IN WITNESS WHEREOF, Russell Alabama and Russell Delaware have caused this Agreement to be executed as of the day and year first above written by their respective duly authorized officers.

RUSSELL CORPORATION, an Alabama                                   RUSSELL CORPORATION,
corporation                                                       a Delaware corporation



By:               /s/ FLOYD G. HOFFMAN                            By:                  /s/ FLOYD G. HOFFMAN
   -------------------------------------------------                    -------------------------------------------------
NAME:               FLOYD G. HOFFMAN                              NAME:               FLOYD G. HOFFMAN TITLE:
TITLE: SENIOR VICE PRESIDENT, CORPORATE DEVELOPMENT               TITLE:                     PRESIDENT